UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2006

Hexion Specialty Chemicals, Inc.

(Exact Name of Registrant as Specified in Its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

1-71	13-0511250
(Commission File Number)	(I.R.S. Employer Identification No.)

180 East Broad Street, Columbus, Ohio	43215-3799
(Address of Principal Executive Offices)	(Zip Code)

614-225-4000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

1. Senior Secured Credit Facility

On November 3, 2006, we amended our senior secured credit facility pursuant to an amendment and restatement of the credit agreement governing this credit facility. The amended and restated credit agreement provides that our current seven-year $1,625 million term loan facility will remain outstanding, and also provides for an additional $375 million seven-year term loan facility, with the term of such facility beginning in May 2006. The amended and restated credit agreement also provides that our current seven-year $50 million synthetic letter of credit facility will remain outstanding, with the term of such facility beginning in May 2006. We continue to have access to the $225 million revolving credit facility. The terms of the senior secured credit facility are more fully described in the Current Report on Form 8-K that we filed on October 17, 2006.

2. Indenture governing the Second-Priority Senior Secured Floating Rate Notes and 9 3/4% Second-Priority Senior Secured Notes

On November 3, 2006, we, through our wholly owned finance subsidiaries, Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, sold $200 million of Second-Priority Senior Secured Floating Rate Notes due 2014 (the “Floating Rate Notes”) and $625 million of 9 3/4% Second-Priority Senior Secured Notes due 2014 (the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”). The Notes were issued under an Indenture, dated November 3, 2006, among Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, certain guarantors named therein, and Wilmington Trust Company, as Trustee.

The Floating Rate Notes bear interest at a rate per annum, reset quarterly, equal to LIBOR plus 4.50%, provided, that, if a Note Registration Default (as defined below) occurs, up to 1.00% of additional interest will accrue on the Floating Rate Notes, as described below. Interest will be paid quarterly in arrears to the holders of record of the Floating Rate Notes on February 15, May 15, August 15 and November 15 of each year commencing on February 15, 2007.

The Fixed Rate Notes bear interest at a rate per annum of 9 3/4%, provided, that, if a Note Registration Default (as defined below) occurs, up to 1.00% of additional interest will accrue on the Fixed Rate Notes, as described below. Interest will be paid semi-annually in arrears to the holders of record of the Notes on May 15 and November 15 of each year commencing on May 15, 2007.

The terms of the Notes are substantially identical to those set forth in the indenture, dated as of August 12, 2004, governing our previously issued second-priority notes. However, the Notes are not fungible with the previously issued second-priority notes.

Under the terms of the Indenture governing the Notes, we are subject to certain customary covenants, that, among other things, restrict our ability to create liens on our assets, incur debt at our subsidiaries or enter into sale leaseback transactions. These limitations are subject to a number of important qualifications and exceptions.

The Indenture governing the Notes specifies certain events of default, including failure to pay principal and interest on the Notes, failure to comply with covenants, subject to a grace period in certain instances, and certain bankruptcy, insolvency or reorganization events.

3. Registration Rights Agreement relating to the Second-Priority Senior Secured Floating Rate Notes and 9 3/4% Second-Priority Senior Secured Notes

In connection with our previously announced sale of Floating Rate Notes and Fixed Rate Notes on November 3, 2006, we and certain of our wholly owned subsidiaries, including Hexion U.S. Finance Corp. and Hexion Nova Scotia Finance, ULC, entered into a registration rights agreement with Credit Suisse Securities (USA) LLC, as representative of the initial purchasers of the Notes.

Pursuant to the registration rights agreement, we have agreed to prepare and use commercially reasonable efforts to file a registration statement (the “Note Exchange Offer Registration Statement”) to exchange the Notes for new notes having terms substantially identical in all material respects to the Notes being exchanged (except that the new notes will not contain terms with respect to transfer restrictions). We have also agreed to use commercially reasonable efforts to cause the Note Exchange Offer Registration Statement to be declared effective under the Securities Act and to offer the new notes in exchange for surrender of the Notes. For each Note validly tendered to us and not withdrawn pursuant to the exchange offer, we will issue to the holder of such Note a new note. The new notes will be freely transferable by holders other than our affiliates after the exchange offer without further registration under the Securities Act.

In certain circumstances and subject to certain conditions, we will use commercially reasonable efforts to cause a shelf registration statement (the “Note Shelf Registration Statement”) covering resales of the Notes to be declared effective and to keep such Note Shelf Registration Statement effective for a period up to November 3, 2008.

If we fail to file a Note Exchange Offer Registration Statement or a Note Shelf Registration Statement in a timely manner or if certain other conditions are not met (each, a “Note Registration Default”), as specified in the registration rights agreement we will pay additional cash interest on the Notes or new notes, as applicable. The rate of additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Note Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period up to a maximum additional interest rate of 1.00% per annum until the earlier of (x) the date on which the Note Registration Default has been cured or (y) November 3, 2008.

4. Intercreditor Agreement

On November 3, 2006, we entered into an intercreditor agreement governing the relationship between creditors under our senior secured credit facility and creditors under the Notes with respect to certain shared collateral. Pursuant to the terms of the intercreditor agreement, at any time at which first-priority secured obligations are outstanding (whether incurred prior to, on or after the date of issuance of the Notes), the intercreditor agent (initially, JPMorgan Chase Bank, N.A., the administrative agent under the senior secured credit facility) will determine the time and method by which the security interests in the collateral securing the Notes and the senior secured credit facility will be enforced. The trustee under the Notes will not be permitted to enforce the security interests securing the Notes even if any event of default under the Indenture has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to the Notes or (b) as necessary to take any action in order to create, prove, preserve, perfect or protect (but not enforce) its rights in the second-priority liens. The intercreditor agreement further provides that, so long as there are first-priority secured obligations outstanding (whether incurred prior to, on or after the date of issuance of the Notes), (1) the holders of first-priority secured obligations may direct the intercreditor agent to take actions with respect to the shared collateral (including the release of collateral and the manner of realization) without the consent of the holders of the Notes, (2) we may require the trustee under the Notes to agree to modify the applicable security documents or the intercreditor agreement, without the consent of the trustee under the Notes and the holders of the Notes, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not expressly violate the provisions of the senior secured credit agreement or the Indenture and (3) the holders of the first-priority secured obligations may change, waive, modify or vary the security documents without the consent of the holders of the Notes, provided that any such change, waiver or modification does not materially adversely affect the rights of the holders of the Notes and not the other secured creditors in a like or similar manner. The intercreditor agreement may be amended from time to time without the consent of holders of the Notes to add other parties holding other second-priority secured obligations and other first-priority secured obligations permitted to be incurred under the Indenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXION SPECIALTY CHEMICALS, INC.

Date: November 9, 2006

	By:	/s/ William H. Carter
Executive Vice President and
Chief Financial Officer